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                                                                    EXHIBIT 99.2


                   [American Appraisal Associates Letterhead]


                              CONSENT OF APPRAISER

     We hereby consent to the references made to us and/or our appraisal, dated August 1, 2000, by Endwave Corporation under the captions(s) "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS - Overview", "EXPERTS", and in the Financial Statements and related notes in the Prospectus constituting a part of Amendment No. 1 to Registration Statement No.333-41302 on Form S-1. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.



                                   AMERICAN APPRAISAL ASSOCIATES, INC.



                                   By: /s/ RONALD M. GOERGEN
                                     ---------------------------------
                                           Ronald M. Goergen
                                           President

Milwaukee, Wisconsin
August 24, 2000


                             WE VALUE YOUR BUSINESS